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                                                                     EXHIBIT 4.2


                                                                  CONFORMED COPY

                       AMENDMENT NO. 5 TO CREDIT AGREEMENT


        AMENDMENT dated as of March 24,1999 among LITTON INDUSTRIES, INC. (the "BORROWER"), the BANKS listed on the signature pages hereof (the "BANKS"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT") and WELLS FARGO BANK, N.A., as Co-Agent (the "CO-AGENT").



                                   WITNESSETH:

        WHEREAS, the parties hereto have heretofore entered into an Amended and Restated Credit Agreement dated as of December 22, 1994 (as heretofore amended, the "AGREEMENT") and desire to amend the Agreement as set forth herein;

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof, "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby,

        SECTION 2. Definitions. Section 1.01 is amended as follows:

        (a) the definition of "Leverage Ratio" is amended to read as follows:

                "LEVERAGE RATIO" means at any date, the ratio of Total Borrowed Funds at such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date; provided that if there shall have been an acquisition or disposition of operations during such period, Consolidated EBITDA shall be calculated on a pro forma basis giving effect thereto as if such acquisition or disposition had occurred on the first day of such period.


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        (b) the definition of "Minimum Compliance Level" is amended as follows:



                (i) reference to "$669,000,000" is changed to "925,000,000"; and

                (ii) references to "January 31, 1996" are changed to "October 31, 1998".

        SECTION 3. Subsidiary Debt Limitation. Section 5.08 is amended to read as follows:

                    SECTION 5.08. Subsidiary Debt Limitation. The aggregate
                outstanding amount of Debt of Subsidiaries (exclusive of (i) Debt secured by a Lien permitted by clause (g) of Section
                5.09, (ii) Debt owing to the Borrower or another Subsidiary and
                (iii) up to $85,000,000 of Debt consisting of obligations in respect of industrial revenue bonds) will at no time exceed $175,000,000.

        SECTION 4. Year 2000 Compliance. The following Section: 4.13 is added to read as follows:

                    SECTION 4.13. Year 2000 Compliance. The Borrower has (i)
                initiated a review and assessment of all areas within the business and operations of the Borrower and each of its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by it or any of its Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in accordance with such timetable. The Borrower reasonably believes that all computer applications that are material to the business or operations of the Borrower or any of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or


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                prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

        SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof and after giving effect hereto:

        (a) no Default under the Agreement has occurred and is continuing; and

        (b) each representation and warranty of the Borrower set forth in the Agreement is true and correct as though made on and as of this date.

        SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 7. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).


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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                           LITTON INDUSTRIES, INC.


                           By:   /s/ Timothy G. Paulson
                              -----------------------------------
                              Title: Vice President and Treasurer


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COMMITMENTS
$45,000,000                MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Bank
                             and Agent


                           By:   /s/ Robert Bottamedi
                              -------------------------------
                              Title: Vice President




$38,000,000                BANK OF AMERICA NT & SA

                           By:   /s/ Brad W. DeSpain
                              -------------------------------
                              Title: Senior Vice President




$38,000,000                THE BANK OF NEW YORK

                           By: /s/ Jonathan Rollins
                              -------------------------------
                              Title:  Vice President




$38,000,000                THE CHASE MANHATTAN BANK


                           By:   /s/ Richard C. Smith
                              -------------------------------
                              Title: Vice President



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$33,000,000                UBS AG, STAMFORD BRANCH

                           By:   /s/ Richard T. Conway
                              -------------------------------
                              Title: Associate Director,
                                     Loan Portfolio Support, US

                           By:   /s/ Denise M. Clerkin
                              -------------------------------
                              Title: Associate Director,
                                     Loan Portfolio Support, US




$33,000,000                WELLS FARGO BANK, N.A., as Bank and
                             Co-Agent

                           By:   /s/ Frieda Youlios
                              -------------------------------
                              Title:   Vice President

                           By:   /s/ Felynn C. Quilo
                              -------------------------------
                              Title: Assistant Vice President



$25,000,000                MELLON BANK, N.A.

                           By:   /s/ Lawrence C. Ivey
                              -------------------------------
                              Title: Vice President




$20,000,000                THE BANK OF NOVA SCOTIA

                           By:   /s/ Maarten Van Otterloo
                              -------------------------------
                              Title: Senior Relationship Manager


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$20,000,000                CANADIAN IMPERIAL BANK OF COMMERCE


                           By:
                              -------------------------------
                              Title:




$20,000,000                CREDIT SUISSE FIRST BOSTON


                           By:   /s/ Thomas G. Muoio
                              -------------------------------
                              Title:   Vice President


                           By:   /s/ Robert N. Finney
                              -------------------------------
                              Title: Managing Director




$20,000,000                DRESDNER BANK AG


                           By:   /s/ Deborah Slusarczyk
                              -------------------------------
                              Title:   Vice President


                           By:   /s/ B. Craig Erickson
                              -------------------------------
                              Title: Vice President



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$20,000,000                THE FIRST NATIONAL BANK OF CHICAGO

                           By:   /s/ Betty Francis-Samilton
                              -------------------------------
                              Title:   Customer Service Officer



$20,000,000                NATIONSBANK, N.A.

                           By /s/ Brad W. DeSpain
                              -------------------------------
                              Title: Senior Vice President



$20,000,000                THE NORTHERN TRUST COMPANY

                           By:   /s/ James F. T. Monhart
                              -------------------------------
                              Title: Senior Vice President




$10,000,000                BANK OF HAWAII

                           By:
                              -------------------------------
                              Title:



Total Commitments
$400,000,000